EXHIBIT h7

FIRST AMENDMENT TO ADMINISTRATION AGREEMENT

THIS FIRST AMENDMENT TO THE ADMINISTRATION AGREEMENT (this “Amendment”) is made and entered into effective as of April 30, 2019 between The Ancora Group, Inc., an Ohio corporation (the “Administrator”) and Ancora Trust (the “Trust”), on behalf the Funds (as defined below).  of each series of the Trust set forth in Schedule A attached hereto, and such other investment funds as the Trust may from time to time create (each a “Fund,” and collectively, the “Funds”).

RECITALS

WHEREAS, the Trust is an Ohio business trust organized under a Declaration of Trust (“Declaration of Trust”), and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a series of the Trust; and

WHEREAS, the Trust and the Administrator have entered into an Administration Agreement dated June 5, 2014, as the same may be amended over time (the “Agreement”), pursuant to which the Provider provides certain services to the Trust and the Funds in exchange for compensation calculated as a percentage of the average daily net assets of each series; and

WHEREAS, the Trust and the Administrator now desire to amend the Agreement as set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Provider hereby agree to amend the Agreement as follows:

1.

Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.

Except as specifically provided for herein, the terms of the Agreement shall continue in full force and effect.

3.

The Agreement shall apply to each series of the Trust set forth in Schedule A attached hereto, and such other investment funds as the Trust may from time to time create (each a “Fund,” and collectively, the “Funds”).

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date and year first written above.

ANCORA TRUST

By:

Name:

Bradley A. Zucker

Its:

President, Treasurer and Secretary

THE ANCORA GROUP, INC.

By:

Name:

Its:

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SCHEDULE A

TO

ADMINISTRATION AGREEMENT

Fund
Ancora Income Fund

Ancora/Thelen Small-Mid Cap Fund

Ancora MicroCap Fund

Ancora Special Opportunity Fund

Ancora Dividend Value Equity Fund

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